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       EXHIBIT 11

                      HIGH-TECH TRAVEL SERVICES CORPORATION
                  SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE
                        FOR THE YEAR ENDED JUNE 30, 2000



                                                           Year Ended
                                                            June 30,
                                                              2000
                                                         ----------------
   Net loss                                                    $ 301,727
   Less - preferred stock dividends                                    -
                                                         ----------------
   Net loss for basic income per common share                  $ 301,727
                                                         ================

   Weighted average number of common shares
   outstanding during the year - Basic                        13,191,991

   Add - common equivalent shares
   (determined using the "treasury stock" method)
   representing shares issuable upon exercise of
   employee stock options and incentive
   performance shares                                                  -
                                                         ----------------

   Weighted average number of common shares -
   Diluted                                                    13,191,991
                                                         ================

   Loss per common share - Diluted                                $ 0.02
                                                         ================